--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    ---------

                                    Form 8-K

                                 CURRENT REPORT

                Pursuant to Section 13 or 15(d) of the Securities
                              Exchange Act of 1934

                                  -------------

       Date of Report (Date of earliest event reported) February 14, 2000

                                   CULP, INC.

             (Exact name of registrant as specified in its charter)


      North Carolina                 0-12781                 56-1001967
(State or other jurisdiction  (Commission File No.)       (IRS Employer
     of incorporation)                                  Identification No.)



                              101 South Main Street
                        High Point, North Carolina 27260
                    (Address of principal executive offices)
                                 (336) 889-5161
              (Registrant's telephone number, including area code)




          -------------------------------------------------------------
          (Former name or former address, if changed since last report)





--------------------------------------------------------------------------------

Item 5. Other Events

See attached Press Release (3 pages) and Financial Information Release (10 pages), both dated February 14, 2000, related to the fiscal 2000 third quarter ended January 30, 2000.

Forward Looking Information. This Report contains statements that could be deemed "forward-looking statements" within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. Such statements are inherently subject to risks and uncertainties. Forward-looking statements are statements that include projections, expectations or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often characterized by qualifying words such as "expect," "believe," "estimate," "plan and "project" and their derivatives. Factors that could influence the matters discussed in such statements include the level of housing starts and sales of existing homes, consumer confidence, trends in disposable income, and general economic conditions. Decreases in these economic indicators could have a negative effect on the Company's business and prospects. Likewise, increases in interest rates, particularly home mortgage rates, and increases in consumer debt or the general rate of inflation, could affect the Company adversely. Because of the significant percentage of the Company's sales derived from international shipments, strengthening of the U. S. dollar against other currencies could make the Company's products less competitive on the basis of price in markets outside the United States. Additionally, economic and political instability in international areas could affect the demand for the Company's products.



                                                      SIGNATURE


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                           CULP, INC.
                                           (Registrant)


                                 By:       Phillip W. Wilson
                                           Vice President and
                                           Chief Financial Officer


Dated:   February 14, 2000

FOR IMMEDIATE RELEASE


         CULP REPORTS HIGHER THIRD QUARTER SALES AND EARNINGS PER SHARE
                             ----------------------
               NINE-MONTH GAINS UNDERSCORE IMPROVED PROFITABILITY

HIGH POINT, N. C. (Feb. 14, 2000) - Culp, Inc. (NYSE: CFI) today reported increased sales and earnings per share for the third quarter and first nine months of its 2000 fiscal year.

     For the three months ended January 30, 2000, Culp reported net sales $113.2 million, up from $112.1 million a year ago. The company reported net income for the quarter of $1.4 million, or $0.13 per share diluted, compared with $1.5 million, or $0.12 per share diluted, in the year-earlier period.

     Net sales for the first nine months of fiscal 2000 totaled $358.7 million, up from $350.9 million a year ago. The company reported net income for the first nine months of $6.2 million, or $0.52 per share diluted, compared with net income of $206,000, or $0.02 per share diluted, in the year-earlier period.

     Robert G. Culp, III, chief executive officer, commented, "As we enter the fourth fiscal quarter, the trends in our business are not as strong as anticipated; but results for the nine months affirm our expectation that fiscal 2000 as a whole is going to represent a year of solid improvement for Culp. The third fiscal quarter is historically not the strongest period of the year for our business due to seasonal factors. We did achieve higher sales, and the gain in earnings per share for the three months highlights the benefit of our ongoing stock repurchase program. Our business during the quarter underscores how the lead times are continuing to shorten for furniture manufacturers to order materials, including our fabrics and mattress ticking. We believe that this structural change in the industry's supply chain is fundamentally playing to Culp's strengths, but it is more difficult for us to forecast sales on a short-term basis.

     "Economic conditions appear to be favoring a relatively high level of consumer demand for home furnishings. Reports from furniture retailers generally support that the industry environment is positive. Our challenge is to capitalize on the product breadth, proven manufacturing resources and demonstrated commitment to customer service that comprise the hallmark of Culp. A key element that links each of these components is a comprehensive design program to assure our customers that their products will successfully meet consumer demand. We have the benefit of a fully integrated manufacturing process including state-of-the-art yarn manufacturing capability and are excited about the opportunity to use the design process as a means of building even stronger working relationships with customers."

     Culp added, "We have the competitive advantage of access to sufficient capital to continue modernizing and expanding our physical assets while broadening our use of information technology in all aspects of our operations. Capital expenditures are expected to total approximately $23 million for fiscal 2000, up from $10.7 million in fiscal 1999. We have also invested $6.6 million through the first nine months to repurchase more of our shares. We currently have remaining authorization from the Board of Directors to invest an additional $7.9 million in this program."

     Culp, Inc. is one of the world's largest marketers of upholstery fabrics for furniture and is a leading marketer of mattress ticking for bedding. The Company's fabrics are used principally in the production of residential and commercial furniture and bedding products.

                                                     CULP, INC.
                                           Condensed Financial Highlights
                                                     (Unaudited)

                                             Three Months Ended
                                        January 30,               January 31,
                                           2000                      1999
Net sales                          $        113,181,000      $       112,093,000
Net income                         $          1,432,000      $         1,539,000
Net income per share:
   Basic                           $               0.13      $              0.12
   Diluted                         $               0.13      $              0.12
Average shares outstanding:
   Basic                                     11,296,000               12,995,000
   Diluted                                   11,389,000               13,124,000

                                              Nine Months Ended
                                         January 30,            January 31,
                                            2000                      1999
Net sales                          $        358,660,000       $      350,919,000
Net income                         $          6,189,000       $          206,000
Net income per share:
   Basic                           $               0.53       $             0.02
   Diluted                         $               0.52       $             0.02
Average shares outstanding:
   Basic                                     11,703,000               12,997,000
   Diluted                                   11,816,000               13,171,000

This release contains statements that could be deemed "forward-looking statements" within the meaning of the federal securities laws, including the Private Securities Litigation Reform Act of 1995. Such statements are inherently subject to risks and uncertainties. Forward-looking statements are statements that include projections, expectations or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often characterized by qualifying words such as "expect," "believe," "estimate," "plan" and "project" and their derivatives. Factors that could influence the matters discussed in such statements include the level of housing starts and sales of existing homes, consumer confidence, trends in disposable income and general economic conditions. Decreases in these economic indicators could have a negative effect on the company's business and prospects. Likewise, increases in interest rates, particularly home mortgage rates, and increases in consumer debt or the general rate of inflation, could affect the company adversely. Because of the significant percentage of the company's sales derived from international shipments, strengthening of the U.S. dollar against other currencies could make the company's products less competitive on the basis of price in markets outside the United States. Additionally, economic and political instability in international areas could affect the demand for the company's products.

                                                      - END -

                    CULP, INC. FINANCIAL INFORMATION RELEASE
                        CONSOLIDATED STATEMENTS OF INCOME
FOR THE THREE MONTHS AND NINE MONTHS ENDED JANUARY 30, 2000 AND JANUARY 31, 1999

                (Amounts in Thousands, Except for Per Share Data)

                                                                      THREE MONTHS ENDED (UNAUDITED)
                                             ---------------------------------------------------------------------------------

                                                        Amounts                                          Percent of Sales
                                             -------------------------------                       -----------------------------
                                              January 30,     January 31,        % Over
                                                 2000             1999          (Under)               2000            1999
                                             --------------  ---------------  -------------        --------------  -------------
Net sales                                 $        113,181          112,093          1.0 %              100.0 %         100.0 %
Cost of sales                                       94,712           92,911          1.9 %               83.7 %          82.9 %
                                             --------------  ---------------  -------------        --------------  -------------
         Gross profit                               18,469           19,182         (3.7)%               16.3 %          17.1 %

Selling, general and
  administrative expenses                           13,949           14,100         (1.1)%               12.3 %          12.6 %
                                             --------------  ---------------  -------------        --------------  -------------
         Income from operations                      4,520            5,082        (11.1)%                4.0 %           4.5 %

Interest expense                                     2,366            2,308          2.5 %                2.1 %           2.1 %
Interest income                                         (8)             (10)       (20.0)%               (0.0)%          (0.0)%
Other expense (income), net                            229              492        (53.5)%                0.2 %           0.4 %
                                             --------------  ---------------  -------------        --------------  -------------
         Income before income taxes                  1,933            2,292        (15.7)%                1.7 %           2.0 %

Income taxes  *                                        501              753        (33.5)%               25.9 %          32.9 %
                                             --------------  ---------------  -------------        --------------  -------------

         Net income                       $          1,432            1,539         (7.0)%                1.3 %           1.4 %
                                             ==============  ===============  =============        ==============  =============

Net income per share                                 $0.13            $0.12          8.3 %
Net income per share, assuming dilution              $0.13            $0.12          8.3 %
Dividends per share                                 $0.035           $0.035          0.0 %
Average shares outstanding                          11,296           12,995        (13.1)%
Average shares outstanding, assuming dilution       11,389           13,124        (13.2)%



                                                                      NINE MONTHS ENDED (UNAUDITED)
                                             ---------------------------------------------------------------------------------

                                                        Amounts                                          Percent of Sales
                                             -------------------------------                       -----------------------------
                                              January 30,     January 31,        % Over
                                                 2000             1999          (Under)               2000            1999
                                             --------------  ---------------  -------------        --------------  -------------

Net sales                                 $        358,660          350,919          2.2 %              100.0 %         100.0 %
Cost of sales                                      296,072          297,652         (0.5)%               82.5 %          84.8 %
                                             --------------  ---------------  -------------        --------------  -------------
         Gross profit                               62,588           53,267         17.5 %               17.5 %          15.2 %

Selling, general and
  administrative expenses                           45,022           44,047          2.2 %               12.6 %          12.6 %
                                             --------------  ---------------  -------------        --------------  -------------
         Income from operations                     17,566            9,220         90.5 %                4.9 %           2.6 %

Interest expense                                     7,266            7,133          1.9 %                2.0 %           2.0 %
Interest income                                        (41)             (82)       (50.0)%               (0.0)%          (0.0)%
Other expense (income), net                          1,200            1,866        (35.7)%                0.3 %           0.5 %
                                             --------------  ---------------  -------------        --------------  -------------
         Income before income taxes                  9,141              303      2,916.8 %                2.5 %           0.1 %

Income taxes  *                                      2,952               97      2,943.3 %               32.3 %          32.0 %
                                             --------------  ---------------  -------------        --------------  -------------

         Net income                       $          6,189              206      2,904.4 %                1.7 %           0.1 %
                                             ==============  ===============  =============        ==============  =============

Net income per share                                 $0.53            $0.02      2,550.0 %
Net income per share, assuming dilution              $0.52            $0.02      2,500.0 %
Dividends per share                                 $0.105           $0.105          0.0 %
Average shares outstanding                          11,703           12,997        (10.0)%
Average shares outstanding, assuming dilution       11,816           13,171        (10.3)%


 * Percent of sales column is calculated as a % of income before income taxes.

                    CULP, INC. FINANCIAL INFORMATION RELEASE
                           CONSOLIDATED BALANCE SHEETS
               JANUARY 30, 2000, JANUARY 31, 1999 AND MAY 2, 1999
                                    Unaudited
                             (Amounts in Thousands)

                                                             Amounts                             Increase
                                              ---------------------------------------           (Decrease)                * May 2,
                                                  January 30,        January 31,     ---------------------------------
                                                     2000                1999            Dollars         Percent           1999
                                              --------------------  ---------------  ----------------    -------------  ------------
Current assets
       Cash and cash investments            $                 568              655               (87)       (13.3)%             509
       Accounts receivable                                 65,788           63,090             2,698          4.3 %          70,503
       Inventories                                         80,874           69,210            11,664         16.9 %          67,070
       Other current assets                                 9,016            7,560             1,456         19.3 %           9,633
                                              --------------------  ---------------  ----------------    -------------  ------------
                  Total current assets                    156,246          140,515            15,731         11.2 %         147,715

Restricted investments                                      1,047            3,416            (2,369)       (69.4)%           3,340
Property, plant & equipment, net                          123,303          125,885            (2,582)        (2.1)%         123,310
Goodwill                                                   50,222           51,615            (1,393)        (2.7)%          51,269
Other assets                                                5,388            5,017               371          7.4 %           4,978
                                              --------------------  ---------------  ----------------    -------------  ------------

                  Total assets              $             336,206          326,448             9,758          3.0 %         330,612
                                              ====================  ===============  ================    =============  ============



Current liabilities
       Current maturities of long-term debt $               1,678            1,678                 0          0.0 %           1,678
       Accounts payable                                    35,347           25,808             9,539         37.0 %          25,687
       Accrued expenses                                    20,878           17,317             3,561         20.6 %          21,026
       Income taxes payable                                   903                0               903        100.0 %               0
                                              --------------------  ---------------  ----------------    -------------  ------------
                  Total current liabilities                58,806           44,803            14,003         31.3 %          48,391

Long-term debt                                            137,052          140,210            (3,158)        (2.3)%         140,312

Deferred income taxes                                      14,583           11,227             3,356         29.9 %          14,583
                                              --------------------  ---------------  ----------------    -------------  ------------
                  Total liabilities                       210,441          196,240            14,201          7.2 %         203,286

Shareholders' equity                                      125,765          130,208            (4,443)        (3.4)%         127,326
                                              --------------------  ---------------  ----------------    -------------  ------------

                  Total liabilities and
                  shareholders' equity      $             336,206          326,448             9,758          3.0 %         330,612
                                              ====================  ===============  ================    =============  ============

Shares outstanding                                         11,216           12,995            (1,779)       (13.7)%          12,079
                                              ====================  ===============  ================    =============  ============


*  Derived from audited financial statements.

                              CULP, INC. FINANCIAL
                               INFORMATION RELEASE
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
         FOR THE NINE MONTHS ENDED JANUARY 30, 2000 AND JANUARY 31, 1999
                                    Unaudited
                             (Amounts in Thousands)


                                                                                               NINE MONTHS ENDED
                                                                                        --------------------------------

                                                                                                    Amounts
                                                                                        --------------------------------
                                                                                         January 30,      January 31,
                                                                                             2000             1999
                                                                                        ---------------  ---------------
Cash flows from operating activities:
     Net income                                                                    $             6,189              206
     Adjustments to reconcile net income to net cash
        provided by operating activities:
            Depreciation                                                                        14,481           13,785
            Amortization of intangible assets                                                    1,197            1,174
            Changes in assets and liabilities:
                Accounts receivable                                                              4,715           10,546
                Inventories                                                                    (13,804)           9,984
                Other current assets                                                               617              303
                Other assets                                                                      (560)             (95)
                Accounts payable                                                                 4,619           (8,609)
                Accrued expenses                                                                  (148)            (973)
                Income taxes payable                                                               903           (1,282)
                                                                                        ---------------  ---------------
                    Net cash provided by operating activities                                   18,209           25,039
                                                                                        ---------------  ---------------
Cash flows from investing activities:
     Capital expenditures                                                                      (14,474)          (8,500)
     Purchases of restricted investments                                                           (35)             (73)
     Purchase of investments to fund deferred compensation liability                                 0             (735)
     Sale of restricted investments                                                              2,328              678
                                                                                        ---------------  ---------------
                    Net cash used in investing activities                                      (12,181)          (8,630)
                                                                                        ---------------  ---------------
Cash flows from financing activities:
     Proceeds from issuance of long-term debt                                                    8,510            2,535
     Principal payments on long-term debt                                                      (11,770)         (16,284)
     Change in accounts payable-capital expenditures                                             5,041           (2,800)
     Dividends paid                                                                             (1,218)          (1,365)
     Payments to acquire common stock                                                           (6,552)            (160)
     Proceeds from common stock issued                                                              20                8
                                                                                        ---------------  ---------------
                    Net cash used in financing activities                                       (5,969)         (18,066)
                                                                                        ---------------  ---------------

Increase (decrease) in cash and cash investments                                                    59           (1,657)

Cash and cash investments at beginning of period                                                   509            2,312
                                                                                        ---------------  ---------------

Cash and cash investments at end of period                                         $               568              655
                                                                                        ===============  ===============

                    CULP, INC. FINANCIAL INFORMATION RELEASE
                               FINANCIAL ANALYSIS
                                JANUARY 30, 2000


                                           FISCAL 99                            FISCAL 00
                                         -------------   ---------------------------------------------------------   ---------------
                                              Q3              Q1             Q2            Q3            Q4               LTM
                                         -------------   ---------------------------------------------------------   ---------------
INVENTORIES
        Inventory turns                          5.2              5.4            5.5           4.8

RECEIVABLES
        Days sales in receivables                 47               45             49            49
        Percent current & less than 30
          days past due                         94.1%            93.2%          96.7%        97.1%

WORKING CAPITAL
        Current  ratio                           3.1              3.1            2.4           2.7
        Working capital turnover (4)             4.4              4.4            4.4           4.5
        Operating working capital (4)        $106,492         $111,222       $109,556      $111,315

PROPERTY, PLANT & EQUIPMENT
        Depreciation rate                        7.9%             8.0%           7.8%          8.2%
        Percent property, plant &
          equipment are depreciated             46.1%            49.0%          49.1%         49.4%
        Capital expenditures                  $10,689 (1)       $2,420         $8,104        $3,950

PROFITABILITY
        Return on average total capital          4.5%             4.8%           7.3%          4.9%                            5.9%
        Return on average equity                 4.7%             5.0%          10.0%          4.6%                            7.1%
        Net income per share                    $0.12            $0.13          $0.27         $0.13                           $0.76
        Net income per share (diluted)          $0.12            $0.13          $0.27         $0.13                           $0.75

LEVERAGE (3)
        Total liabilities/equity               150.7%           155.9%         170.1%        167.3%
        Funded debt/equity                     106.3%           106.3%         107.2%        109.5%
        Funded debt/capital employed            51.5%            51.5%          51.7%         52.3%
        Funded debt                          $138,472         $136,222       $134,468      $137,683
        Funded debt/EBITDA (LTM) (6)             3.91             3.33           3.08          3.15
        EBITDA/Interest expense, net (LTM)       3.9              4.3            4.6           4.5

OTHER
        Book value per share                   $10.02           $10.64         $11.08        $11.21
        Employees at quarter end                3,949            4,050          3,962         3,938
        Sales per employee (annualized)      $113,000         $116,000       $129,000      $115,000
        Capital employed (3)                 $268,680         $264,349       $259,848      $263,448
        Effective income tax rate               32.9%            34.0%          34.0%         25.9%
        EBITDA (2)                             $9,522           $9,977        $12,412        $9,655                         $43,578
        EBITDA/net sales                         8.5%             8.6%           9.6%          8.5%                            8.9%

  (1) Expenditures for entire year
  (2) Earnings before interest, income taxes, and depreciation & amortization.
  (3) Long-term debt, funded debt and capital employed are all net of restricted investments.
  (4) Working capital for this calculation is accounts receivable, inventories and accounts payable.
  (5) LTM represents "Latest Twelve Months"
  (6) EBITDA includes capitalized interest and pro forma amounts for acquisitions.

                    CULP, INC. FINANCIAL INFORMATION RELEASE
                            SALES BY SEGMENT/DIVISION
FOR THE THREE MONTHS AND NINE MONTHS ENDED JANUARY 30, 2000 AND JANUARY 31, 1999

                             (Amounts in thousands)

                                                            THREE MONTHS ENDED (UNAUDITED)
                                       --------------------------------------------------------------------------

                                                Amounts                                Percent of Total Sales
                                       --------------------------                    ----------------------------
                                       January 30,   January 31,        % Over
Segment/Division                          2000          1999           (Under)           2000            1999
------------------------------------   ------------  ------------   ---------------  -------------   ------------
Upholstery Fabrics
    Culp Decorative Fabrics         $       49,654        50,520        (1.7)%          43.9 %          45.1 %
    Culp Velvets/Prints                     34,050        34,949        (2.6)%          30.1 %          31.2 %
    Culp Yarn                                4,274         4,088         4.5 %           3.8 %           3.6 %
                                       ------------  ------------   ---------------  -------------   ------------
                                            87,978        89,557        (1.8)%          77.7 %          79.9 %

Mattress Ticking
    Culp Home Fashions                      25,203        22,536        11.8 %          22.3 %          20.1 %
                                       ------------  ------------   ---------------  -------------   ------------

                                  * $      113,181       112,093         1.0 %         100.0 %         100.0 %
                                       ============  ============   ===============  =============   ============


                                                             NINE MONTHS ENDED (UNAUDITED)
                                       --------------------------------------------------------------------------

                                                Amounts                                Percent of Total Sales
                                       --------------------------                    ----------------------------
                                       January 30,   January 31,        % Over
Segment/Division                          2000          1999           (Under)          2000            1999
------------------------------------   ------------  ------------   ---------------  -------------   ------------
Upholstery Fabrics
    Culp Decorative Fabrics         $      157,067       161,538        (2.8)%          43.8 %          46.0 %
    Culp Velvets/Prints                    112,042       103,671         8.1 %          31.2 %          29.5 %
    Culp Yarn                               12,761        17,051       (25.2)%           3.6 %           4.9 %
                                       ------------  ------------   ---------------  -------------   ------------
                                           281,870       282,260        (0.1)%          78.6 %          80.4 %

Mattress Ticking
    Culp Home Fashions                      76,790        68,659        11.8 %          21.4 %          19.6 %
                                       ------------  ------------   ---------------  -------------   ------------

                                  * $      358,660       350,919         2.2 %         100.0 %         100.0 %
                                       ============  ============   ===============  =============   ============


* U.S. sales were $86,359 and $88,152 for the third quarter of fiscal 2000 and fiscal 1999, respectively; and $275,699 and $266,934 for the nine months of fiscal 2000 and fiscal 1999, respectively. The percentage decrease in U.S. sales was 2.0% for the third quarter and an increase of 3.3% for the nine months.

                    CULP, INC. FINANCIAL INFORMATION RELEASE
                     INTERNATIONAL SALES BY GEOGRAPHIC AREA
FOR THE THREE MONTHS AND NINE MONTHS ENDED JANUARY 30, 2000 AND JANUARY 31, 1999


                             (Amounts in thousands)

                                                               THREE MONTHS ENDED (UNAUDITED)
                                       --------------------------------------------------------------------------------

                                                  Amounts                                   Percent of Total Sales
                                       -------------------------------                   ------------------------------
                                        January 30,      January 31,       % Over
         Geographic Area                    2000            1999           (Under)            2000             1999
----------------------------------     ---------------  --------------  --------------   -------------     ------------
North America (Excluding USA)     $             8,476           7,280       16.4 %           31.6 %           30.4 %
Europe                                          4,698           3,881       21.1 %           17.5 %           16.2 %
Middle East                                     8,140           6,711       21.3 %           30.3 %           28.0 %
Far East & Asia                                 4,422           4,993      (11.4)%           16.5 %           20.9 %
South America                                     523             555       (5.8)%            1.9 %            2.3 %
All other areas                                   563             521        8.1 %            2.1 %            2.2 %
                                       ---------------  --------------  --------------   -------------     ------------

                                  $            26,822          23,941       12.0 %          100.0 %          100.0 %
                                       ===============  ==============  ==============   =============     ============


                                                                NINE MONTHS ENDED (UNAUDITED)
                                       --------------------------------------------------------------------------------

                                                  Amounts                                   Percent of Total Sales
                                       -------------------------------                   ------------------------------
                                        January 30,      January 31,       % Over
         Geographic Area                    2000            1999           (Under)           2000             1999
----------------------------------     ---------------  --------------  --------------   -------------     ------------
North America (Excluding USA)     $            26,064          23,035       13.1 %           31.4 %           27.4 %
Europe                                         13,696          14,787       (7.4)%           16.5 %           17.6 %
Middle East                                    24,092          25,071       (3.9)%           29.0 %           29.9 %
Far East & Asia                                14,088          15,296       (7.9)%           17.0 %           18.2 %
South America                                   1,773           2,793      (36.5)%            2.1 %            3.3 %
All other areas                                 3,248           3,003        8.2 %            3.9 %            3.6 %
                                       ---------------  --------------  --------------   -------------     ------------

                                  $            82,961          83,985       (1.2)%          100.0 %          100.0 %
                                       ===============  ==============  ==============   =============     ============

International sales, and the percentage of total sales, for each of the last five fiscal years follows: fiscal 1995-$57,971 (19%); fiscal 1996-$77,397 (22%);
fiscal 1997-$101,571 (25%); fiscal 1998-$137,223 (29%); and fiscal 1999-$113,354
(23%). International sales for the third quarter represented 23.7% and 21.4% for 2000 and 1999, respectively. Year-to-date international sales represented 23.1% and 23.9% of total sales for 2000 and 1999, respectively.

                                   Culp, Inc.
                   SALES BY SEGMENT/DIVISION - TREND ANALYSIS
                              1998 vs 1999 vs 2000
                                    Unaudited
                             (Amounts in thousands)

                                            Fiscal 1998                                     Fiscal 1999
                           ----------------------------------------------  ----------------------------------------------
    Segment/Division          Q1       Q2        Q3       Q4     TOTAL        Q1       Q2       Q3       Q4      TOTAL
-------------------------
Upholstery Fabrics
    Culp Decorative Fabrics  39,814    56,781   53,415   60,155  210,165      51,445  59,573   50,520   60,520   222,058
    Culp Velvets/Prints      38,397    43,928   44,020   45,044  171,389      29,994  38,728   34,949   40,402   144,073
    Culp Yarn                     -         -      761    7,115    7,876       6,596   6,367    4,088    4,462    21,513
                           ----------------------------------------------  ----------------------------------------------
                             78,211   100,709   98,196  112,314  389,430      88,035 104,668   89,557  105,384   387,644

Mattress Ticking
    Culp Home Fashions       21,287    22,217   20,261   23,520   87,285      22,632  23,491   22,536   26,781    95,440
                           ----------------------------------------------  ----------------------------------------------

                             99,498   122,926  118,457  135,834  476,715     110,667 128,159  112,093  132,165   483,084
                           ==============================================  ==============================================


                   Percent increase(decrease) from prior year:

    Segment/Division
-------------------------
Upholstery Fabrics
    Culp Decorative Fabrics     2.2      24.2     35.8     37.7     25.3        29.2     4.9     (5.4)      0.6       5.7
    Culp Velvets/Prints        10.1       9.2      9.0      9.9      9.5       (21.9)  (11.8)   (20.6)    (10.3)    (15.9)
    Culp Yarn                     -         -    100.0    100.0    100.0       100.0   100.0    437.2     (37.3)    173.1

                           ----------------------------------------------  ----------------------------------------------
                                5.9      17.2     23.2     32.6     20.1        12.6     3.9     (8.8)     (6.2)     (0.5)

Mattress Ticking
    Culp Home Fashions         27.5      15.4     14.2     12.0     16.9         6.3     5.7     11.2      13.9       9.3
                           ----------------------------------------------  ----------------------------------------------

                                9.9      16.8     21.5     28.5     19.5        11.2     4.3     (5.4)     (2.7)      1.3
                           ==============================================  ==============================================

  Overall Growth Rate

Internal (without
         acquisitions)          9.9       6.6      9.2     11.6      9.3        (4.6)   (0.9)    (8.5)     (2.7)     (4.1)

External                          -      10.2     12.3     16.9     10.2        15.8     5.2      3.1         -       5.4
                           ----------------------------------------------  ----------------------------------------------

                                9.9      16.8     21.5     28.5     19.5        11.2     4.3     (5.4)     (2.7)      1.3
                           ==============================================  ==============================================

                                   Culp, Inc.
                   SALES BY SEGMENT/DIVISION - TREND ANALYSIS
                              1998 vs 1999 vs 2000
                                    Unaudited
                             (Amounts in thousands)

                                              Fiscal 2000
                             -----------------------------------------------
    Segment/Division            Q1        Q2        Q3        Q4     TOTAL
-------------------------
Upholstery Fabrics
    Culp Decorative Fabrics     50,516    56,897    49,654          157,067
    Culp Velvets/Prints         36,209    41,783    34,050          112,042
    Culp Yarn                    4,129     4,358     4,274           12,761
                                -----------------------------------------------
                                90,854   103,038    87,978          281,870

Mattress Ticking
    Culp Home Fashions          25,083    26,504    25,203           76,790
                             -----------------------------------------------

                               115,937   129,542   113,181          358,660
                             ===============================================


                   Percent increase(decrease) from prior year:


    Segment/Division
-------------------------
Upholstery Fabrics
    Culp Decorative Fabrics       (1.8)     (4.5)     (1.7)            (2.8)
    Culp Velvets/Prints           20.7       7.9      (2.6)             8.1
    Culp Yarn                    (37.4)    (31.6)      4.5            (25.2)
                             -----------------------------------------------
                                   3.2      (1.6)     (1.8)            (0.1)

Mattress Ticking
    Culp Home Fashions            10.8      12.8      11.8             11.8
                             -----------------------------------------------

                                   4.8       1.1       1.0              2.2
                             ===============================================

  Overall Growth Rate

Internal (without acquisitions)    4.8       1.1       1.0              2.2
External                             -         -         -                -
                             ===============================================
                                   4.8       1.1       1.0              2.2
                             ===============================================

                                                                (Page 10 of 10)

                    CULP, INC. FINANCIAL INFORMATION RELEASE
                               FINANCIAL NARRATIVE
 for the three and nine month periods ended January 30, 2000 and January 31, 1999


INCOME STATEMENT COMMENTS

     GENERAL  - For the  third  quarter,  net  sales  increased  1.0% to  $113.2 million;  and net income  amounted to $1.4  million,  or $0.13 per share diluted
(based on 11,389,000 average shares outstanding during the period),  versus $1.5 million,  or $0.12  per  share  diluted  (based  on  13,124,000  average  shares outstanding  during the period),  a year ago. For the nine months ended  January
30, 2000, net sales increased 2.2% to $358.7 million; and net income amounted to
$6.2 million,  or $0.52 per share diluted  (based on 11,816,000  average  shares outstanding during the period),  compared with net income of $206,000,  or $0.02 per share diluted  (based on 13,171,000  average shares  outstanding  during the period), in the year-earlier period.

     The company's strategic plan encompasses several competitive initiatives:

Broad Product Offering - continuing to market one of the broadest product lines in upholstery fabrics and mattress ticking. Through its extensive manufacturing capabilities, the company competes in every major category except leather;

Diverse  Global  Customer Base - increasing its  penetration  into other end-use
markets  in  addition   to  U.S.   residential   furniture,   such  as  bedding,
international,  commercial  furniture  and juvenile  furniture.  The company has long-standing  relationships with most major upholstery furniture manufacturers, but is not reliant on a single customer or a small group of dominant  customers.
No one customer accounted for more than 9% of net sales during the third quarter of fiscal 2000;

Design Innovation - continuing to invest in resources for the design of upholstery fabrics and ticking with appealing patterns and textures. An integral component of the value Culp provides to customers is supplying fabrics that are fashionable and meet current consumer preferences. The company's principal design resources are consolidated in a single facility that provides advanced
CAD systems and promotes a sharing of innovative designs among the divisions;

Vertical Integration - operating as a vertically integrated manufacturer and taking advantage of economies that can be gained by producing the raw material components that are used in the manufacture of its products; and

Additional Acquisitions - investing in selective acquisitions complementary to existing segments.

NET SALES - Compared with the third quarter of last year, upholstery fabric sales decreased 1.8% to $88.0 million and mattress ticking sales increased 11.8% to $25.2 million (See Sales by Segment/Division schedule on Page 5 and Sales by Segment/Division - Trend Analysis on Page 7). International sales increased
12.0% for the quarter.

During  the first  quarter  of fiscal  1999,  the  company  implemented  a major reorganization  from six business  units to four  divisions.  This new corporate alignment  grouped  related  operations  together and was accompanied by several changes in managerial positions. The company believes that benefits of this move have included improved customer service,  more effective use of design resources and increased  manufacturing  efficiency.  Aided by these  factors,  the company achieved  higher sales to U.S.-based  accounts in the first half of fiscal 2000.
Although  sales to U.S.-based  accounts  decreased 2.0% for the third quarter of fiscal  2000,  the company  recorded a gain of 3.3% to these  customers  for the first nine months of the fiscal year.  Weakness in international  sales affected results in the first two quarters of fiscal 2000, but sales to customers outside the United States were up 12.0% for the third quarter. The company believes that this increase  indicates that it has established a base of  international  sales
from  which  to  build.  This  follows  an  industry-wide   trend  of  declining
international  sales of  upholstery  fabrics  that  began in fiscal  1999  after several years of  above-average  growth.  During  fiscal 1999,  the company took steps to  mitigate  the  impact  of this  industry-wide  trend by  significantly curtailing  production  schedules  for certain  international-targeted  fabrics, introducing  a new line of printed  cotton  upholstery  fabrics and shifting its marketing  focus to geographic  areas where demand appears more  favorable.  The company has a  diversified  global base of  customers  and is seeking to broaden that further to minimize  exposure to economic  uncertainties  in any geographic area.

The company  benefited in the third  quarter from  increased  sales by Culp Home
Fashions (primarily mattress ticking) which has experienced a long-term pattern of expansion. Culp's growth in mattress ticking continues to be driven by the introduction of new designs and fabric constructions as well as the advantages of the company's vertical integration. In particular, the ability to manufacture the jacquard greige (or unfinished) goods that are then printed to produce mattress ticking has aided Culp in meeting faster delivery schedules and providing improved overall customer service.

The year-to-year comparisons in the company's income statement for the third quarter need to be considered within the context that the third fiscal quarter is not historically the strongest period of the year due to seasonal factors.
Changes in shipments in such a quarter may not affect the absolute level of net sales significantly but can have a material effect on margins and other measures of profitability. The company does not believe that the decline in operating margins in the third quarter signals a structural change in its profitability.


     GROSS PROFIT - Gross profit for the third quarter declined 3.7% to $18.5 million and decreased as a percentage of net sales from 17.1% to 16.3%. Gross profit for the nine months increased as a percentage of net sales from 15.2% to 17.5%. The company has taken a number of actions to increase gross profit, including a significant reduction in the capacity for manufacturing printed flock fabrics and an intense effort to reduce operating expenses and raise productivity.


     S,G&A EXPENSES - As a percentage of sales, S,G&A expenses for the third quarter decreased to 12.3% from 12.6% for the year-earlier period and were unchanged through the first nine months. The increase in absolute dollars for the nine months principally reflects higher costs related to resources for the design of new fabrics and information systems, as well as other increased operating expenses intended to support a higher level of sales.


     INTEREST EXPENSE - Interest expense of $2.4 million for the third quarter was up from $2.3 million a year ago even though the company had lower average borrowings outstanding. The lower level of borrowings was offset by lower capitalized interest related to capital expenditures and higher average interest rates.


     OTHER EXPENSE (INCOME), NET - Other expense (income) totaled $229,000 for the third quarter compared with $492,000 a year ago. The decrease is principally due to higher investment income on assets related to the company's nonqualified deferred compensation plan.

     INCOME  TAXES - The  effective  tax  rate  for the nine  months  was  32.3%
compared with 32.0% in the year-earlier period.

     EBITDA - EBITDA for the third quarter totaled $9.7 million compared with $9.5 million a year ago.



BALANCE SHEET COMMENTS

     WORKING CAPITAL - Accounts receivable as of January 30, 2000 increased 4.3% from the year-earlier level, due principally to changes in the mix of sales between U.S.-based and international customers. Days sales outstanding increased slightly to 49 days at January 30, 2000 compared with 47 a year ago.
Additionally, the aging of accounts receivable was 97.1% current and less than 30 days past due versus 94.1% at the end of the third quarter a year ago.
Inventories at the close of the third quarter increased $11.7 million or 16.9% from a year ago, principally due to the decision to increase the company's ability to respond quickly to customers' orders. Inventory turns for the third quarter were 4.8 versus 5.2 for the third quarter of fiscal 1999. Operating working capital (comprised of accounts receivable, inventory and accounts payable) was $111.3 million at January 30, 2000, up 4.5% from a year ago.

     PROPERTY, PLANT AND EQUIPMENT - During fiscal 1999 the company reduced its capital spending to $10.7 million compared with $35.9 million in fiscal 1998 because of a focus on improving the results of the considerable investments made during fiscal 1997 and fiscal 1998. The company is committed to investing sufficient funds to modernize and expand its manufacturing resources and has invested a total of $14.5 million through the first nine months of fiscal 2000.
The company is budgeting total capital spending for fiscal 2000 of approximately
$23 million. Depreciation for fiscal 2000 is currently estimated to be approximately $20 million.

     LONG-TERM DEBT - The company's  funded  debt-to-capital  ratio was 52.3% at
January 30,  2000,  compared  with 51.5% at January 31, 1999 and 52.1% at May 2,
1999.  Funded debt was $137.7 million at January 30, 2000,  compared with $138.5 million  at January  31,  1999 and $138.7  million at May 2, 1999.  Funded  debt
equals   long-term  debt,   including   current   maturities,   less  restricted
investments, which represent unspent IRB funds. The decrease in funded debt from
May 2, 1999 resulted  primarily from an operating cash flow of $18.2 million and an increase in accounts payable related to capital expenditures of $5.0 million, offset by capital expenditures of $14.5 million,  repurchases of common stock of
$6.6 million and dividends paid of $1.2 million.


STOCK REPURCHASE

     In separate  authorizations  in June 1998,  March 1999,  September 1999 and
December 1999, the Board of Directors authorized the use of a total of $20.0 million to repurchase the company's common stock. During fiscal 1999, the company repurchased 938,600 shares at an average price of $5.90 per share under these authorizations. During the first nine months of fiscal 2000, the company invested $6.6 million to repurchase 870,539 shares at an average price of $7.53 per share.

